EX-99.906CERT

CERTIFICATIONS

William C. Martindale Jr., Chief Executive Officer, and Robert M. Mitchell, Chief Financial Officer, of Conestoga Funds (the “Registrant”), each certify to the best of his knowledge that:

1.
The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2016 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

Conestoga Funds	Conestoga Funds

/s/ William C. Martindale Jr.	/s/ Robert M. Mitchell
William C. Martindale Jr., President	Robert M. Mitchell, Treasurer and Principal Accounting Officer

Date: December 7, 2016	Date: December 7, 2016

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Conestoga Funds and will be retained by Conestoga Funds and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.